Exhibit (b)
EX-99.906CERT

SECTION 906 CERTIFICATIONS

Vernon Barback, President and Chief Executive Officer of Russell Investment Company, a Massachusetts Business Trust (the “Registrant”), and Mark E. Swanson, Treasurer, Chief Accounting Officer and Chief Financial Officer of the Registrant, each certify that:

1.   The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2022 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and
2.   The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to Russell Investment Company and will be retained by Russell Investment Company and furnished to the Securities and Exchange Commission or its staff upon request.

Russell Investment Company

By:      /s/ Vernon Barback
            Vernon Barback
President & Chief Executive Officer (Principal Executive Officer), Russell Investment Company

By:      /s/ Mark E. Swanson
            Mark E. Swanson
Treasurer, Chief Accounting Officer (Principal Accounting Officer) and Chief Financial Officer (Principal Financial Officer), Russell Investment Company

Date:  June 28, 2022